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                                                             Exhibit (h)(18)(h)

                               TWELFTH AMENDMENT

                                      TO

                            PARTICIPATION AGREEMENT

                                     AMONG

                   AMERICAN GENERAL LIFE INSURANCE COMPANY,

                 AMERICAN GENERAL EQUITY SERVICES CORPORATION

                                VALIC COMPANY I

                                      AND

                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

   THIS TWELFTH AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective as of ______________, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC"), VALIC COMPANY I (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser") (each, a "Party" and collectively, the "Parties"). All capitalized terms not otherwise defined in this Agreement shall have the same as ascribed in the Agreement.

   WHEREAS, the Parties wish to amend the Agreement regarding administrative reimbursements paid to the Company by the Adviser.

   NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

    1. CERTAIN ADMINISTRATIVE EXPENSES OF THE COMPANY. The Adviser will reimburse the Company on a calendar quarterly basis, for certain of the administrative costs and expenses incurred by the Company as a result of operations necessitated by the beneficial ownership of shares of the Portfolios of the Fund by owners of those Contracts which are subject to such reimbursement as indicated on Schedule B hereto. Such reimbursement shall be in an amount equal to ______ (__) basis points per annum of the net assets of the Funds attributable to such contracts, except that the reimbursement from the Money Market Fund shall be ______ (__) basis points. The determination of applicable assets shall be made by averaging assets in applicable Portfolios of the Fund as of the last Business Day of each calendar month falling within the applicable calendar quarter. In no event shall such fee be paid by the Fund, its shareholders or by any Contract Owner.

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   IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.

                                        ATTEST:

By:                                     By:
        ------------------------------          -----------------------------
Name:                                   Name:
        ------------------------------
Title:                                  Title:
        ------------------------------

AMERICAN GENERAL EQUITY SERVICES CORPORATION

                                        ATTEST:

By:                                     By:
        ------------------------------          -----------------------------
Name:                                   Name:
        ------------------------------
Title:                                  Title:
        ------------------------------

VALIC COMPANY I

                                        ATTEST:

By:                                     By:
        ------------------------------          -----------------------------
Name:                                   Name:
        ------------------------------
Title:                                  Title:
        ------------------------------

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                        ATTEST:

By:                                     By:
        ------------------------------          -----------------------------
Name:                                   Name:
        ------------------------------
Title:                                  Title:
        ------------------------------